EXHIBIT 10.9.3
                    TERMINATION AGREEMENT


THIS TERMINATION AGREEMENT, dated as of this 18th day of September, 1996, by and between The Aegis Consumer
Funding Group, Inc. ("Aegis") and Matthew Burns ("Burns").


W I T N E S S E          T H

                   WHEREAS, on even date herewith, Burns has entered into an employment agreement (the "New Agreement") with Systems and Services Technologies, Inc ("SST"), a subsidiary of Aegis; and

WHEREAS, prior to the date hereof, Burns was employed in various capacities as an employee and officer of Aegis pursuant to an employment agreement dated March 1, 1994 as such agreement was amended and supplemented from time to time (such employment agreement including any supplements and amendments thereto being referred to herein as the "Old Agreement"); and

WHEREAS, Burns has tendered for sale 80,000 shares of Aegis
Common Stock to Aegis (the "Stock Sale") and

WHEREAS, Burns executed a promissory note dated November
15, 1994 (the "Note") payable to Aegis in the original principal amount of $100,000; and

WHEREAS, Aegis has agreed to forgive $20,000 of the principal amount due resulting in a total outstanding indebtedness under the Note of $90,000 inclusive of interest in the amount of $10,000;
and

WHEREAS, Burns, from the proceeds of the Stock Sale repaid in full the $90,000 outstanding obligation under the Note.

NOW, THEREFORE, in consideration of the premises and covenants herein contained and other good and valuable consideration paid or given by each party to the other, the receipt and adequacy of which is hereby acknowledged by both parties, the parties hereto agree as follows:

     Termination.  From and after the date hereof, the Old
Agreement, and Burns' employment thereunder, shall be deemed terminated and of no further force or effect; any and all obligations thereunder from either party to the other shall be deemed satisfied in full or otherwise forgiven.

     Representation.   Each party hereby represents and
warrants to the other party that, Aegis has received $90,000 as payment in full of the Note including interest thereon, and that each party knows of no claim demand or cause of action, and has no actual knowledge of facts which would give rise to any claim, demand or cause of action, arising under, with respect to, or by virtue of the Note or Burns' employment by Aegis pursuant to the Old Agreement through and including the date hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the day and year first above written.



ATTEST:                  THE AEGIS CONSUMER
FUNDING GROUP, INC.


______________________        By:
_________________________________________




WITNESS:                 EXECUTIVE


_______________________       By:
____________________________
                                            Matthew Burns